Exhibit 99.1

News Release

Amanda Juliano

Investor Relations

858.668.2586 x4265

investorrelations@bridgepointeducation.com

BRIDGEPOINT EDUCATION’S ASHFORD UNIVERSITY ANNOUNCES
RECEIPT OF OIG DRAFT COMPLIANCE AUDIT REPORT

SAN DIEGO, CA (May 26, 2010) — Bridgepoint Education (NYSE: BPI) today announced that on May 24, 2010, Ashford University received a draft audit report from the U.S. Department of Education’s (DOE) Office of Inspector General (OIG) regarding its compliance audit of the University. The OIG draft audit report varies from what the University received in connection with its September 2009 OIG exit interview, when the auditors communicated a tentative finding that the enrollment advisor salary plan was not in compliance with the incentive compensation provision of the Higher Education Act (HEA). The draft audit report indicates the OIG could not determine whether Ashford University was in compliance with the HEA because the University did not provide sufficient documentation to support its compliance with the safe harbor permitting salary adjustment based in part on the securing of enrollments. The OIG’s recommendation regarding the enrollment compensation finding was for the DOE to require additional documentation supporting Ashford University’s compliance with the safe harbor provision. The remaining findings in the OIG draft report are consistent with the 2009 OIG exit interview tentative findings.

“We look forward to receiving the final audit report and working with the DOE to conclude these matters in a fair and expeditious manner,” said Andrew Clark, Chief Executive Officer of Bridgepoint Education.

Ashford University has 30 days from receipt of the report (subject to any extensions) to provide a written response to the OIG addressing the findings and recommendations in the draft report. Thereafter, the OIG will issue its final audit report to the DOE.  Ashford University will seek to resolve any findings and recommendations with officials of the DOE, and any resolution will be subject to the procedural rights and remedies applicable to DOE’s administrative decision-making process. The draft audit report is not the final OIG report that will be submitted to the DOE.  Although the OIG’s draft audit report includes recommendations for DOE to consider appropriate actions, including to fine, limit, suspend or terminate the University’s participation in Title IV funding, we cannot predict the extent or results of such actions, if any, or their impact on the Company.

About Bridgepoint Education

Bridgepoint Education’s postsecondary education services focus on offering associates, bachelor’s, master’s and doctoral programs in the disciplines of business, education, psychology, social sciences and health sciences. Bridgepoint Education’s regionally accredited academic institutions — Ashford University and University of the Rockies — deliver their programs online as well as at traditional campuses located in Clinton, Iowa, and Colorado Springs, Colorado. For more information about Bridgepoint Education, visit www.bridgepointeducation.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include information relating to future events, financial performance, expectations and regulation. These forward-looking statements are based on assumptions and estimates including, without limitation, those regarding: the timing and content of the final audit report from the Office of Inspector General of the U.S. Department of Education (OIG); the final recommendations of the OIG to the U.S. Department of Education regarding any fines or other administrative remedies; the Company’s expectation that it has meritorious responses to, and will respond appropriately to, the OIG’s audit reports; the Company’s ability to provide additional documentation to show Ashford University’s compliance with the U.S. Department of Education’s safe harbor for enrollment advisor compensation; and the Company’s belief that it will reach a satisfactory outcome with the OIG and the U.S. Department of Education regarding the OIG’s audit reports. Forward-looking statements are based on information available at the time those statements are made and management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements.  Important factors that could cause such differences include, but are not limited to: the Company’s inability to influence the OIG to change the findings in the OIG’s audit reports; the Company’s inability to address the findings in the OIG’s audit reports; the Company’s inability to provide satisfactory documentation to show Ashford University’s compliance with the U.S. Department of Education’s safe harbor for enrollment advisor compensation; the imposition of fines or other corrective measures against the Company’s academic institutions; the Company’s failure to comply with the extensive regulatory framework applicable to its industry, including Title IV of the Higher Education Act and its regulations, and other factors discussed in Part II, Item 1A (Risk Factors) of the Company’s Form 10-k filed on March 2, 2010, including specifically the risk factor titled “The US Department of Education’s Office of Inspector General has conducted a compliance audit of Ashford University and has preliminarily advised us of certain areas of potential non-compliance,” and in other periodic reports the Company may file with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.